Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender Ordinary Shares

of

TELVENT GIT, S.A.

Pursuant to the Offer to Purchase dated June 21, 2011

by

SCHNEIDER ELECTRIC ESPAÑA, S.A.U,

an indirect wholly owned subsidiary

of

Schneider Electric SA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, JULY 19, 2011, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates evidencing tendered Shares (as defined below) are not immediately available, (ii) the certificates evidencing tendered Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer or (iii) the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the Offer. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission (for eligible institutions only):	By Hand:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 Brooklyn, NY 10272-2042	American Stock Transfer & Trust Company, LLC Attn: Reorganization Department Facsimile: (718) 234-5001 Confirm by Phone: (877) 248-6417 (Toll-Free) or (718) 921-8317 (Collect)	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Schneider Electric España, S.A.U., a sociedad anónima unipersonal organized under the laws of the Kingdom of Spain (“Offeror”) and an indirect wholly owned subsidiary of Schneider Electric SA, a société anonyme organized under the laws of the Republic of France, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 21, 2011 (as it may be amended or supplemented, the “Offer to Purchase”), and in the related letter of transmittal (as it may be amended and supplemented, the “Letter of Transmittal,” and which, together with the Offer to Purchase, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, € 3.00505 nominal value per share (the “Shares”), of Telvent GIT, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

	Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

	Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer

	(Area Code) Telephone No.	Account Number

X		Dated: , 2011

X		Dated: , 2011
Signature(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three NASDAQ (as defined in the Offer to Purchase) trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name(s) of Firm(s)		Authorized Signature

Address(es)		Name (Please Print)

Zip Code		Title

(Area Code) Telephone No.	Dated: , 2011

NOTE: DO NOT SEND CERTIFICATES EVIDENCING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES EVIDENCING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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